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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 31, 1998
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                       Salomon Smith Barney Holdings Inc.
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             (Exact name of registrant as specified in its charter)

    Delaware                        1-4346                     22-1660266
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
    (State or other              (Commission                 (IRS Employer
    jurisdiction of              File Number)                Identification No.)
    incorporation)

    388 Greenwich Street,   New York, NY                       10013
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    (Address of principal executive offices)                  (Zip Code)

                                 (212) 816-6000
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              (Registrant's telephone number, including area code)
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                       SALOMON SMITH BARNEY HOLDINGS INC.
                           CURRENT REPORT ON FORM 8-K



ITEM 5.  OTHER EVENTS.

         Salomon Smith Barney Holdings Inc. (the "Company") announced that, while the Company's private client and asset management businesses have continued to perform well, extreme volatility in the global fixed income and equity capital markets has reduced overall trading results and resulted in after-tax losses of approximately $150 million for the July-August period.

         Included in this loss are the following estimated after-tax losses:

         -  $60 million of Russia-related credit losses;

         -  $120 million of losses in the U.S. fixed income arbitrage portfolio;

         -  $180 million of losses in the remaining global arbitrage business.

     The Company said it believes it has taken a conservative position with respect to its remaining Russian exposure. It expects no further material losses going forward from its U.S. fixed income arbitrage unit, having substantially completed the risk reduction associated with this unit after a previously announced restructuring. Further, the Company continues to substantially reduce the risk being borne by its continuing global arbitrage business.

     Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the success of the Company's risk reduction strategies and changes in general economic conditions.
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  September 1, 1998                   SALOMON SMITH BARNEY HOLDINGS INC.


                                            By:  /s/ Joseph Martinelli
                                                 ---------------------------
                                                 Joseph Martinelli
                                                 Assistant Vice President